UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2022

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously announced, on August 1, 2021 (Pacific Daylight Time) / August 2, 2021 (Australian Eastern Standard Time), Block, Inc. (formerly known as Square, Inc.) (“Block”), Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Block (“Lanai”), and Afterpay Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“Afterpay”), entered into a Scheme Implementation Deed, as amended by the Amending Deed dated December 6, 2021 (Pacific Standard Time) / December 7, 2021 (Australian Eastern Daylight Time), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Block will acquire (indirectly through Lanai) all Afterpay ordinary shares pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (the scheme of arrangement, as varied pursuant to the Amending Deed, the “Scheme” and such acquisition, the “Transaction”).

On January 10, 2022 (Pacific Standard Time) / January 11, 2022 (Australian Eastern Daylight Time), Block received confirmation of the non-opposition of the Bank of Spain to the Transaction. As a result, the condition to the Transaction related to the prior non-opposition of the Bank of Spain has been satisfied. The record date for the Scheme will be 12:00 a.m. on January 21, 2022 (Pacific Standard Time) / 7:00 p.m. on January 21, 2022 (Australian Eastern Daylight Time), and the Transaction is scheduled to close on January 31, 2022 (Pacific Standard Time) / February 1, 2022 (Australian Eastern Daylight Time).

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Examples of forward-looking statements in this current report include, among others, statements regarding the expected timetable for the closing of the pending transaction.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors described from time to time in Block’s filings with the SEC and Afterpay’s filings with the ASX, including Block’s Annual Report on Form 10-K for the year ended December 31, 2020 and most recent Quarterly Report on Form 10-Q and Afterpay’s Annual Report for the financial year ended June 30, 2021, and future filings and reports by either Block or Afterpay.

In addition, other factors related to the pending transaction between Block and Afterpay that contribute to the uncertain nature of the forward-looking statements include, but are not limited to, the expected timing to complete the pending transaction. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on these statements.

All forward-looking statements are based on information and estimates available to Block or Afterpay at the time of this communication and are not guarantees of future performance. Except as required by law, neither Block nor Afterpay assume any obligation to update any of the statements in this communication, and any statement in this communication is subject to change without notice.

The distribution of this communication may be subject to legal or regulatory restrictions in certain jurisdictions. Any person who comes into possession of this communication must inform himself or herself of and comply with any such restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2022	BLOCK, INC.

	By:	/s/ Sivan Whiteley
Name: Sivan Whiteley Title: Chief Legal Officer and Corporate Secretary